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                       DAIMLER-BENZ VEHICLE TRUST 1996-A
                            MONTHLY SERVICING REPORT
                   SERVICER: MERCEDES-BENZ CREDIT CORPORATION
                            TRUSTEE: CITIBANK, N.A.



COLLECTION PERIOD: AUGUST 1997
DISTRIBUTION DATE: 9/22/97


STATEMENT FOR CLASS A AND CLASS B CERTIFICATEHOLDERS PURSUANT TO
SECTION 4.9 OF THE POOLING AND SERVICING AGREEMENT

                                                                                              Per $1,000 of  Original
                                                                                                 Class A/Class B
                                                                                                Certificate Amount
                                                                                              -----------------------
(i)   Principal Distribution
        Class A Amount                                                      $30,119,984.18          $37.877809
        Class B Amount                                                       $1,453,632.06          $21.459040
(ii)  Interest Distribution
        Class A Amount                                                       $2,631,644.45           $3.309461
        Class B Amount                                                         $224,182.41           $3.309461
(iii) Monthly Servicing Fee                                                    $488,175.53           $0.565720
        Monthly Supplemental Servicing Fee                                           $0.00           $0.000000
        Class A Percentage of the Servicing Fee                                $449,853.75           $0.565720
        Class A Percentage of the Supplemental Servicing Fee                         $0.00           $0.000000
        Class B Percentage of the Servicing Fee                                 $38,321.78           $0.565720
        Class B Percentage of the Supplemental Servicing Fee                         $0.00
(iv)  Class A Principal Balance (end of Collection Period)                 $509,704,518.01
      Class A Pool Factor (end of Collection Period)                             64.098607%
      Class B Principal Balance (end of Collection Period)                  $43,420,298.06
      Class B Pool Factor (end of Collection Period)                             64.098607%
(v)   Pool Balance (end of Collection Period)                              $553,124,816.07

(vi)  Class A Interest Carryover Shortfall                                           $0.00
      Class A Principal Carryover Shortfall                                          $0.00
      Class B Interest Carryover Shortfall                                           $0.00
      Class B Principal Carryover Shortfall                                ($11,602,467.26)

(vii) Amount Otherwise Distributable to the Seller that is Distributed to E          $0.00           $0.000000


(viii)Balance of the Reserve Fund Property (end of Collection Period)
        Class A Amount                                                      $24,616,863.40
        Class B Amount                                                               $0.00

(ix)  Aggregate Purchase Amount of Receivables repurchased by the Seller or          $0.00

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